EXHIBIT 3

These Warrants shall not be exercisable by the holder, in whole or in part, and Transition Therapeutics Inc. (the Corporation) shall not give effect to any such exercise, if, after giving effect to such exercise, the holder, together with any person or company acting jointly or in concert with the holder (the Joint Actors) would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until, subject to Toronto Stock Exchange approval, the shareholders of the Corporation have approved such exercise.

`THESE WARRANTS WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BEFORE TIME OF EXPIRY (AS DEFINED HEREIN).

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 24, 2014.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF TRANSITION THERAPEUTICS INC (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

TRANSITION THERAPEUTICS INC.

(Existing under the Business Corporations Act (Ontario))

Common Share Purchase Warrants

CERTIFICATE NO. 2014 -	WARRANTS

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,

(the holder) is entitled to subscribe for and purchase, upon and subject to the terms and conditions hereinafter set forth, one fully paid and non-assessable common share (a Common Share) in the capital of Transition Therapeutics Inc. (the Corporation) (as constituted on the date hereof) for each whole warrant (a Warrant) represented hereby, at any time on or after the date hereof but prior to 5:00 p.m. (Toronto time) on June 23, 2016 (the Time of Expiry) at and for a price of US$7.10 per Common Share (the Exercise Price, as applicable).

The right to purchase Common Shares hereunder may only be exercised during the period herein specified by:

1.	completing, in the manner indicated, and executing the attached subscription form for that number of Common Shares which the holder is entitled and wishes to purchase;

2.	surrendering this Warrant Certificate to the Corporation at its head office at 101 College Street, Suite 220, Toronto, Ontario, Canada M5G 1L7; and

3.	paying the appropriate subscription price for the Common Shares so subscribed for either by cash, certified cheque, money order or such other manner acceptable to the Corporation.

Upon surrender and payment as aforesaid, the Corporation will, subject to the terms hereof, issue to the person or persons named in the subscription form the number of Common Shares subscribed for and such person or persons will be shareholders of the Corporation in respect of such Common Shares as at the date of surrender and payment notwithstanding any delay in the issuance of a share certificate in respect thereof. As soon as practicable after surrender and payment, the Corporation will cause to be mailed to such person or persons, at the address or addresses specified in the subscription form, a certificate or certificates evidencing the Common Shares subscribed for. If the holder subscribes for a number of Common Shares which is less than the maximum number of Common Shares which could be subscribed for as the result of the exercise of all of the Warrants evidenced by this Warrant Certificate, the holder shall be entitled to receive a new Warrant Certificate (substantially in the form hereof) for that number of the Warrants not exercised so as to allow the purchase of those Common Shares that might have been subscribed for hereunder but which were not then subscribed for and purchased by the holder. In no event shall fractional Common Shares be issued in connection with the exercise of the Warrants evidenced by this Warrant Certificate. If any fractional interest in Common Shares would, except for the provisions hereof, be deliverable upon the exercise of any of the Warrants represented hereby, the Corporation shall, in lieu of such fractional interest, pay to the holder who would otherwise be entitled to receive such fractional interest upon such exercise, an amount in lawful money of the United States of America equal to the Current Market Price (as hereinafter defined) of the Common Shares multiplied by an amount equal to the fractional interest of Common Shares such holder would otherwise be entitled to receive upon such exercise, provided that the Corporation shall not be required to make any payment, calculated as aforesaid, that is less than US$10.00, and provided further that no compensation need be paid to or for the benefit of holders with respect to fractional interests in Common Shares.

The Warrants evidenced by this Warrant Certificate are exercisable at any time and from time to time on or after the date hereof up to, but not after, the Time of Expiry, upon payment in the manner and at the place provided for above.

Nothing contained herein shall confer on the holder or any other person any right to subscribe for or purchase Common Shares in the capital of the Corporation at any time subsequent to the Time of Expiry and, from and after such time, the Warrants evidenced by this Warrant Certificate and all rights hereunder shall expire and be of no further force or effect.

If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver a replacement Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

The Warrants evidenced by this Warrant Certificate shall not entitle the holder to any rights whatsoever as a shareholder of the Corporation.

The Warrants evidenced by this Warrant Certificate are non-transferable, except in a transaction in which there is no change in beneficial ownership.

The Exercise Price or the number of Common Shares or other securities or property purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided for below.

(a)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall:

(i)

issue Common Shares or securities exchangeable for or convertible into Common Shares without the payment of further consideration (in this paragraph (a) referred to as Convertible Securities) to all or substantially all of the holders of outstanding Common Shares as a stock dividend or make a distribution on its outstanding Common Shares payable in Common Shares or Convertible Securities (other than, in each case, the issue of Common Shares or Convertible Securities to holders of outstanding Common Shares pursuant to the exercise of an option to receive dividends in the form of Common Shares or Convertible Securities in lieu of dividends paid in the ordinary course on the outstanding Common Shares);

(ii)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

(iii)	consolidate, reduce or combine its outstanding Common Shares into a smaller number of shares;

(each of the events enumerated in the clauses (i), (ii) and (iii), above, being hereinafter referred to as a Common Share Reorganization), the Exercise Price shall be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding Common Shares for the happening of a Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where Convertible Securities are issued or distributed, the number of Common Shares that would have been issued had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(b)	If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall issue rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, pursuant to which such shareholders are entitled, directly or indirectly, during a period expiring not more that 45 days after the date of such issue (the Rights Period), to subscribe for or purchase Common Shares at a price per share to the shareholder less than 95% of the Current Market Price for the Common Shares on such record date or to subscribe for or purchase securities (in this paragraph (b) referred to as Convertible Securities) exchangeable for or convertible into Common Shares at an effective subscription price per Common Share (giving effect to the terms of such subscription or purchase and of such exchange or conversion privilege) less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being hereinafter called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the aggregate of :

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing: (I) either (1) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants, or options distributed under the Rights Offering and the price per share at which such Common Shares are acquired; or, as the case may be, (2) the product of the price of the Convertible Securities and the number of such Convertible Securities distributed under the Rights Offering following the expiry of the Rights Period; by (II) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period (after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options distributed under the Rights Offering and the number of Common Shares that would have been issued had all Convertible Securities distributed under the Rights Offering following the expiry of the Rights Period been exchanged for or converted into Common Shares).

(c)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of outstanding Common Shares of: (i) shares of the Corporation of any class other than Common Shares (other than the issue of shares to holders of Common Shares pursuant to the exercise of an option to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the Common Shares); (ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (excluding those exercisable for a period expiring not more than 45 days after such record date); (iii) evidences of indebtedness; or (iv) any property or other assets, and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events referred to in (i) through (iv) being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be:

(i)	the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price of the Common Shares on such record date; less

(ii)	the fair market value, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price of the Common Shares on such record date.

(d)

If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of the Common Shares at any time outstanding or a change of the outstanding Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a Capital Reorganization), the holder, upon any exercise of its right hereunder to purchase Common Shares after the effective date of such Capital Reorganization, shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares that the holder was theretofore entitled to acquire upon such exercise. If determined appropriate by the board of directors of the Corporation, appropriate adjustments shall be made following any such Capital Reorganization in the application of the provisions set forth herein, with respect to the rights and interest thereafter of the holder and the adjustments to the Exercise Price and/or number or type of shares, to the end that such provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any of the Warrants evidenced by this Warrant Certificate.

(e)	If and whenever at any time after the date hereof and prior to the Time of Expiry a Common Share Reorganization shall occur and any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to each of the Warrants evidenced by this Warrant Certificate shall be adjusted contemporaneous with the adjustment of the Exercise Price, by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(f)	The adjustments to the Exercise Price and number or type of Common Shares or other securities or property of the Corporation provided for herein are cumulative and such adjustments shall be made successively whenever any of the relevant events referred to herein shall occur. For purposes of this Warrant Certificate, the following provisions shall apply:

(i)	no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% of the then prevailing Exercise Price and no adjustment shall be made pursuant to clause (e) in the number of Common Shares purchasable upon exercise of any of the Warrants evidenced hereby unless a corresponding adjustment to the Exercise Price is required hereunder; provided, however, that any adjustment which, except for the provisions of this clause, would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(ii)	if a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation) or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the holder;

(iii)	in case the Corporation, after the date hereof and prior to the Time of Expiry, shall take any action affecting the outstanding Common Shares, other than an action described herein, which in the opinion of the board of directors of the Corporation would materially affect the rights of the holder, the Exercise Price or the number of Common Shares or other securities or property purchasable upon exercise of the Warrants evidenced hereby (or both, as the case may be) shall be adjusted in such manner, if any, and at such time, as the directors in their sole discretion may determine to be equitable in the circumstances;

(iv)	if the Corporation shall set a record date to determine holders of outstanding Common Shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any of the Warrants evidenced hereby shall be required solely by reason of the setting of such record date;

(v)	“Current Market Price” of the Common Shares at any date means a price per share equal to the volume weighted average price at which the Common Shares have traded on the NASDAQ, or on another stock exchange where the majority of the trading volume and value of the Common Shares occurs, during the period of 20 consecutive trading days immediately before such date and, if the Common Shares are not then listed on a stock exchange, the fair market value of the Common Shares as determined in good faith by the board of directors of the Corporation;

(vi)	in the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected;

(vii)	as a condition precedent to the taking of any action which would require any adjustment in any attribute of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the holder is entitled to receive on the total exercise thereof in accordance with the provisions thereof; and

(viii)	“dividends paid in the ordinary course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 125% of the aggregate amount of cash dividends declared payable by the Corporation on the outstanding Common Shares in its immediately preceding fiscal year; (ii) 150% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the outstanding Common Shares in its three immediately preceding fiscal years; and (iii) 50% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(g)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon exercise shall be made in respect of any event described in paragraphs (a), (b) or (c), other than the events referred to in clauses (ii) and (iii) of paragraph (a), if the holders of Warrants are entitled to participate in such event on the same terms mutatis mutandis as if such holders had exercised their Warrants prior to or on the effective date or record date of such event.

(h)

In any case in which the terms of the Warrants evidenced by this certificate shall require that an adjustment become effective as of a particular time, the Corporation may defer, until such time, issuing to the holder in respect of any Warrants exercised after the record date for the event giving rise to the adjustment and before such time the kind and amount of shares, other securities or property to which the holder would be entitled upon such exercise by reason of the relevant adjustment, provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing such holder’s right, upon the occurrence of any event requiring the adjustment, to the relevant adjustment.

(i)	At least 10 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any attribute of the Warrants evidenced by this certificate, including the Exercise Price and the number of Common Shares or other securities or property that are purchasable upon the exercise thereof, the Corporation shall give notice to the holder of the particulars of such event and, if determinable, the Corporation shall promptly after such adjustment is determinable give notice to the holder of the adjustment.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

Notwithstanding any provision to the contrary contained herein, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Common Shares issued hereunder may bear such legend as may, in the opinion of legal counsel to the Corporation, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that, at any time, in the opinion of legal counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of legal counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend. The Corporation shall, as soon as practicable after such issuance would not constitute a violation of the securities laws of any applicable jurisdiction, issue such Common Shares and shall use its best efforts to remove any restriction or circumstances which might give rise to such violation.

The Corporation represents and warrants that it is duly authorized to create and deliver these Warrants and to issue the Common Shares that may be issued hereunder and that these Warrants, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times up to and including the Time of Expiry, while these Warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all the Common Shares for the time being purchasable pursuant to the Warrants. Certificates for Common Shares issued upon the exercise of these Warrants may bear such legend or legends as to transfer as may be considered necessary by the Corporation and its counsel, acting reasonably. All Common Shares issued upon the exercise of the right to purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

Notwithstanding anything contained herein to the contrary, the rights represented by this Warrant Certificate shall not be exercisable by the holder, in whole or in part, and the Corporation shall not give effect to any such exercise, if, after giving effect to such exercise, the holder, together with any person or company acting jointly or in concert with the holder (the Joint Actors) would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until, subject to Toronto Stock Exchange approval, the shareholders of the Corporation have approved such exercise. Prior to exercising the rights represented by this Warrant Certificate, the holder shall provide the Corporation with a certificate of an authorized officer stating the number of voting securities of the Corporation held by the holder and its Joint Actors as of the date provided for in the subscription form (the Officer’s Certificate) and the Corporation shall be entitled to rely on the Officer’s Certificate in making any determinations regarding the total issued and outstanding voting securities of the Corporation to be held by the holder and its Joint Actors immediately after giving effect to the exercise.

Notwithstanding anything contained herein to the contrary, in no event will the value allocated to each Warrant evidenced by this Warrant Certificate be less than US$0.125 per Common Share.

Time shall be of the essence hereof.

The Warrants evidenced by this Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

The Warrants evidenced by this Warrant Certificate shall not be valid for any purpose whatsoever until signed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed and delivered by an officer of the Corporation, duly authorized in that regard.

DATED as of the 23rd day of June, 2014.

TRANSITION THERAPEUTICS INC.

Per:
Name: Nicole Rusaw Title: Chief Financial Officer

EXHIBIT 3

These Warrants shall not be exercisable by the holder, in whole or in part, and Transition Therapeutics Inc. (the Corporation) shall not give effect to any such exercise, if, after giving effect to such exercise, the holder, together with any person or company acting jointly or in concert with the holder (the Joint Actors) would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until, subject to Toronto Stock Exchange approval, the shareholders of the Corporation have approved such exercise.

SUBSCRIPTION FORM

TO:	TRANSITION THERAPEUTICS INC.

The undersigned holder of the within Warrants hereby subscribes for                      Common Shares without nominal or par value in the capital of the Corporation at a price of US$7.10 per share (or such other number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto) on the terms specified in the within Warrant Certificate and encloses and tenders herewith a certified cheque, bank draft or money order payable to or to the order of the Corporation in lawful money of the United States of America for the aggregate subscription price of US$            .

The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Common Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs. or Miss)

The undersigned confirms that as of the date hereof, the undersigned holds                      Common Shares (which amount includes any and all Common Shares held by Joint Actors, if applicable). The undersigned certifies that all reasonable inquires have been made to ensure that the information provided in this Subscription Form is accurate as of the date hereof. The undersigned acknowledges that the confirmations and certifications of this paragraph of the Subscription Form are being made pursuant to the provisions in the within Warrant Certificate restricting exercise in the event that if, after giving effect to such exercise, the holder, together with any Joint Actors would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until, subject to Toronto Stock Exchange approval, the shareholders of the Corporation have approved such exercise.

The undersigned acknowledges that the Corporation may refuse, in totality or in part, the exericse of the within Warrants pursuant to this Subscription Form if such exercise may materially affect control of the Corporation.

No certificates will be registered or delivered to an address in the United States unless an opinion of counsel to the effect that an exemption from registration under the United States Securities Act of 1933, as amended (the 1933 Act) and applicable state securities laws is available in connection with the exercise of the Warrants. The undersigned understands such opinion must be acceptable to Transition Therapeutics Inc. and that the exercise of the Warrants in the United States or by or for the account or benefit of a person in the United States or a U.S. Person as defined in Rule 902 of Regulation S under the 1933 Act is limited by the terms of the Warrants.

[remainder of page intentionally left blank]

i

DATED this          day of                     ,                 .

Name of holder of Warrants	Authorized Signature

The undersigned, a senior officer of the Corporation, certifies that such officer has verified, to the best of such officer’s knowledge, and without personal liability, the information provided by the holder of the within Warrants in the Subscription Form.

DATED this          day of                     ,                 .

Name of Officer of Corporation	Authorized Signature

ii